Black Diamond Reports Record Third Quarter 2012 Results

Sales Up 16% to $48.7 Million with Adjusted Gross Margin Improvement of 200 Basis Points

SALT LAKE CITY, Utah – (November 5, 2012) – Black Diamond, Inc. (NASDAQ: BDE) (the “Company” or “Black Diamond”), a leading global provider of aspirational outdoor recreation equipment and active lifestyle products, reported financial results for the third quarter ended September 30, 2012.

Third Quarter 2012 Financial Highlights:

▪	Sales up 16% to $48.7 million versus Q3 2011;
▪	Adjusted gross margin improved 200 basis points to 40.1% from gross margin of 38.1% in Q3 2011;
▪	Adjusted net income before non-cash items increased 37% to $5.5 million, compared to $4.0 million in Q3 2011;
▪	Completed the acquisition of POC Sweden AB (“POC”) for a total consideration of approximately $44.9 million; and
▪	Agreed to acquire PIEPS Holding GmbH and its subsidiaries (“PIEPS”), a leading Austrian designer and marketer of avalanche beacons and snow safety products, for approximately $10.3 million in cash.

Third Quarter 2012 Financial Results

Total sales in the third quarter of 2012 increased 16% to $48.7 million, compared to $42.0 million in the third quarter of 2011. The growth in sales was primarily attributed to the Company’s acquisition of POC in July 2012, partially offset by the impact of foreign exchange rates as well as the impact of the estimated amount of inventory that is expected to be repurchased from Black Diamond’s Gregory Mountain Products (“Gregory”) Japanese distributor, Kabushiki Kaisha A&F (“A&F”), as part of the A&F distribution agreement, for which revenue is not able to be recognized.

Gross margin in the third quarter of 2012 was 37.9%, compared to 38.1% in the year-ago quarter. Gross margin in the third quarter of 2012 includes $1.1 million for inventory fair value of purchase accounting adjustments related to the acquisition of POC. Excluding this amount, adjusted gross margin in the third quarter of 2012 was 40.1%, a 200 basis point improvement compared to the year-ago quarter, due to a favorable mix in higher margin products and channel distribution as well as the inclusion of POC.

Net income in the third quarter of 2012 was $0.7 million or $0.02 per diluted share, compared to $1.0 million or $0.05 per diluted share in the year-ago quarter. Net income in the third quarter of 2012 included $4.2 million of non-cash items, $0.4 million in transaction-related costs, $0.1 million in restructuring costs and $0.1 million in merger and integration costs. Excluding these items, adjusted net income before non-cash items in the third quarter of 2012 increased 37% to $5.5 million, compared to $4.0 million in the third quarter of 2011.  On a per share basis, adjusted net income before non-cash items decreased $0.01 to $0.17 per diluted share compared to $0.18 per diluted share in the same year-ago period, reflecting the shares issued in February 2012 in connection with the Company’s public offering.

Adjusted EBITDA (earnings before interest, taxes, other income, depreciation, amortization, stock-based compensation, inventory fair value of purchase accounting, and transaction, merger and integration, and restructuring costs) in the third quarter of 2012 increased 9% to $5.6 million, compared to $5.2 million in the year-ago quarter. Adjusted EBITDA in the third quarter of 2012 excluded $0.5 million of stock-based compensation, $1.1 million of inventory fair value of purchase accounting adjustments, and the aforementioned $0.4 million in transaction-related costs, $0.1 million in restructuring costs and $0.1 million in merger and integration costs.

At September 30, 2012, cash and cash equivalents totaled $14.3 million, compared to $2.4 million at December 31, 2011. Total debt was $42.3 million at September 30, 2012, which included $22.8 million outstanding on the Company’s $35.0 million line of credit, leaving $12.2 million available, less outstanding letters of credit.

On October 1, 2012, the Company completed the acquisition of PIEPS for a total consideration valued at approximately $10.3 million in cash and assumed approximately $2.7 million in debt.

In addition, on September 28, 2012, Black Diamond signed a definitive agreement to acquire the Japanese distribution assets of Gregory from A&F, the exclusive distributor for Gregory in Japan. Beginning January 1, 2013, Gregory intends to assume all of its own sales, marketing and distribution functions in Japan. Under the terms of the agreement, Black Diamond will acquire its Gregory Japanese distribution assets from A&F for $750,000, comprising of a $500,000 payment in January 2013 and $250,000 in December 2013.

Management Commentary

“During the third quarter, Black Diamond grew sales 16% to a record $48.7 million, which is in-line with our expectations for the second half of 2012,” said Peter Metcalf, President and CEO of Black Diamond. “More importantly, we reached several key milestones in our overall long-term strategic plan. This includes the acquisition of POC, which effectively marked the beginning of our acquisition initiative. We agreed to acquire PIEPS which brings us valuable intellectual property and supports our focus on developing our electronic product portfolio. We subsequently closed the transaction and expect the 49% gross margin that PIEPS generated in their most recent fiscal year to augment our overall gross margin.”

“At the end of the quarter,” continued Metcalf, “we entered into a contract with A&F to purchase Gregory’s Japanese distribution assets and have established a seasoned management team to prepare for the strategic transition in this important market. Most recently, we unveiled our apparel project to Black Diamond’s major trading partners and opened our 43,000 square foot, state-of-the-art ski manufacturing factory. These investments represent the culmination of many months of strategic planning and resource commitment which, collectively, we expect to drive significant long-term growth and value for our shareholders.

“For the remainder of 2012, we plan to continue our investment in Black Diamond's operational platform, preparing it to support a much larger and more mature organization. Thanks to our strong team in the U.S. and Europe, we are making substantial progress on the POC integration. It is progressing according to our expectations and we have been especially pleased with our initial steps in completing the integration of PIEPS. Our achievements so far in 2012 provide us with great confidence that our growth strategy is well on track, driving shareholder value and advancing Black Diamond as one of the most respected and leading active outdoor equipment companies in the world.”

Net Operating Loss (NOL)

The Company estimates that it has available net operating loss (“NOL”) carryforwards for U.S. federal income tax purposes of approximately $217.1 million. The Company’s common stock is subject to a Rights Agreement dated February 7, 2008, intended to assist in limiting the number of 5% or more owners and thus reduce the risk of a possible “change of ownership” under Section 382 of the Code. Any such “change of ownership” under these rules would limit or eliminate the ability of the Company to use its existing NOLs for federal income tax purposes. There is no guaranty, however, that the Rights Agreement will achieve the objective of preserving the value of the NOLs.

Conference Call

Black Diamond will hold a conference call today at 5:00 p.m. Eastern time to discuss its third quarter 2012 results. The Company’s President and CEO Peter Metcalf and CFO Robert Peay will host the conference call, followed by a question and answer period.

Date: Monday, November 5, 2012

Time: 5:00 p.m. Eastern time (3:00 p.m. Mountain time)

Dial-In Number: 1-877-941-1427

International: 1-480-629-9664

Conference ID#: 4569247

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

The conference call will be broadcast live and available for replay at http://public.viavid.com/index.php?id=102055 via the investor relations section at www.blackdiamond-inc.com.

A replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through November 19, 2012.

Toll-free replay number: 1-877-870-5176

International replay number: 1-858-384-5517

Replay pin number: 4569247

About Black Diamond, Inc.

Black Diamond, Inc. is a global leader in the design, manufacturing and marketing of innovative active outdoor performance products for climbing, mountaineering, backpacking, skiing, cycling and other outdoor recreation activities for a wide range of year-round use. The Company's principal brands, Black Diamond®, Gregory™, POC™ and Pieps™, are iconic in the active outdoor industry and linked intrinsically with the modern history of these sports. Black Diamond is synonymous with performance, innovation, durability and safety that the outdoor and action sport communities rely on and embrace in their active lifestyle. Headquartered in Salt Lake City at the base of the Wasatch Mountains, the Company's products are created and tested on some of the best alpine peaks, slopes, crags, roads and trails in the world. These close connections to the Black Diamond lifestyle enhance the authenticity of the Company's brands, inspire product innovation and strengthen customer loyalty. The Company's products are sold by leading specialty retailers in the U.S. and 50 countries around the world. For additional information, please visit the Company's websites at www.blackdiamond-inc.com, www.blackdiamondequipment.com, www.gregorypacks.com, www.pocsports.com or www.pieps.com.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release contains the non-GAAP measures: (i) adjusted gross profit and gross margin, (ii) net income before non-cash items and related earnings per diluted share, and adjusted net income before non-cash items and related earnings per diluted share, and (iii) earnings before interest, taxes, other income, depreciation and amortization (“EBITDA”) and adjusted EBITDA. The Company also believes that presentation of certain non-GAAP measures, i.e.: (i) adjusted gross profit and gross margin, (ii) net income before non-cash items and related earnings per diluted share, and adjusted net income before non-cash items and related earnings per diluted share, and (iii) EBITDA and adjusted EBITDA, provide useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, and thereby enhances the user's overall understanding of the Company's current financial performance relative to past performance and provides, to the nearest GAAP measures, a better baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures in the financial tables within this press release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company's reported GAAP results. Additionally, the Company notes that there can be no assurance that the above referenced non-GAAP financial measures are comparable to similarly titled financial measures used by other publicly traded companies.

Forward-Looking Statements

Please note that in this press release we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to, the overall level of consumer spending on our products; general economic conditions and other factors affecting consumer confidence; disruption and volatility in the global capital and credit markets; the financial strength of the Company's customers; the Company's ability to implement its growth strategy; the Company's ability to successfully integrate and grow acquisitions; the Company's ability to maintain the strength and security of its information technology systems; stability of the Company's manufacturing facilities and foreign suppliers; the Company's ability to protect trademarks and other intellectual property rights; fluctuations in the price, availability and quality of raw materials and contracted products; foreign currency fluctuations; our ability to utilize our net operating loss carryforwards; and legal, regulatory, political and economic risks in international markets. More information on potential factors that could affect the Company's financial results is included from time to time in the Company's public reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release, and speak only as of the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

BLACK DIAMOND, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	September 30, 2012	December 31, 2011
	(Unaudited)
Assets
Current Assets
Cash and cash equivalents	$14,287	$2,400
Accounts receivable, less allowance for doubtful
accounts of $551 and $326, respectively	33,932	22,718
Inventories	65,038	47,137
Prepaid and other current assets	2,246	2,472
Income tax receivable	492	—
Deferred income taxes	2,270	2,270
Total Current Assets	118,265	76,997

Property and equipment, net	16,159	14,019
Definite lived intangible assets, net	33,478	16,108
Indefinite lived intangible assets	47,629	32,650
Goodwill	54,214	38,226
Deferred income taxes	39,645	48,429
Other long-term assets	1,747	1,298
TOTAL ASSETS	$311,137	$227,727

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable and accrued liabilities	$23,355	$16,090
Income tax payable	—	254
Current portion of long-term debt	26,016	673
Total Current Liabilities	49,371	17,017

Long-term debt	16,328	37,397
Other long-term liabilities	1,780	1,139
TOTAL LIABILITIES	67,479	55,553

Stockholders' Equity
Preferred stock, $.0001 par value; 5,000
shares authorized; none issued	—	—
Common stock, $.0001 par value; 100,000 shares authorized;
31,428 and 21,839 issued and 31,353 and 21,764 outstanding	3	2
Additional paid in capital	470,951	402,716
Accumulated deficit	(231,878)	(233,286)
Treasury stock, at cost	(2)	(2)
Accumulated other comprehensive income	4,584	2,744
TOTAL STOCKHOLDERS' EQUITY	243,658	172,174
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$311,137	$227,727

BLACK DIAMOND, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	THREE MONTHS ENDED
	September 30, 2012	September 30, 2011

Sales
Domestic sales	$19,128	$15,868
International sales	29,614	26,172
Total sales	48,742	42,040

Cost of goods sold	30,283	26,043
Gross profit	18,459	15,997

Operating expenses
Selling, general and administrative	16,347	12,824
Restructuring charge	86	219
Merger and integration	76	—
Transaction costs	415	—

Total operating expenses	16,924	13,043

Operating income	1,535	2,954

Other (expense) income
Interest expense	(722)	(720)
Interest income	9	5
Other, net	521	(702)

Total other expense, net	(192)	(1,417)

Income before income tax	1,343	1,537
Income tax expense	617	530
Net income	$726	$1,007

Earnings per share:
Basic	$0.02	$0.05
Diluted	0.02	0.05

Weighted average shares outstanding:
Basic	31,329	21,855
Diluted	31,710	22,101

BLACK DIAMOND, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	NINE MONTHS ENDED
	September 30, 2012	September 30, 2011

Sales
Domestic sales	$53,569	$44,670
International sales	73,507	64,766
Total sales	127,076	109,436

Cost of goods sold	77,535	67,333
Gross profit	49,541	42,103

Operating expenses
Selling, general and administrative	43,441	37,084
Restructuring charge	86	993
Merger and integration	76	—
Transaction costs	1,665	—

Total operating expenses	45,268	38,077

Operating income	4,273	4,026

Other (expense) income
Interest expense	(2,068)	(2,157)
Interest income	43	31
Other, net	616	145

Total other expense, net	(1,409)	(1,981)

Income before income tax	2,864	2,045
Income tax expense	1,456	681
Net income	$1,408	$1,364

Earnings per share:
Basic	$0.05	$0.06
Diluted	0.05	0.06

Weighted average shares outstanding:
Basic	29,281	21,841
Diluted	29,631	22,033

BLACK DIAMOND, INC.
RECONCILIATION FROM GROSS PROFIT TO ADJUSTED GROSS PROFIT
AND ADJUSTED GROSS MARGIN

THREE MONTHS ENDED

	September 30, 2012		September 30, 2011

Gross profit as reported	$18,459
Plus inventory fair value of purchase accounting	1,094
Adjusted gross profit	$19,553	Gross profit as reported	$15,997

Gross margin	37.9%

Adjusted gross margin	40.1%	Gross margin as reported	38.1%

NINE MONTHS ENDED

	September 30, 2012		September 30, 2011

Gross profit as reported	$49,541
Plus inventory fair value of purchase accounting	1,094
Adjusted gross profit	$50,635	Gross profit as reported	$42,103

Gross margin	39.0%

Adjusted gross margin	39.8%	Gross margin as reported	38.5%

BLACK DIAMOND, INC
RECONCILIATION FROM NET INCOME TO NET INCOME BEFORE NON-CASH ITEMS, ADJUSTED
NET INCOME BEFORE NON-CASH ITEMS AND RELATED EARNINGS PER SHARE
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	THREE MONTHS ENDED
		Per Diluted		Per Diluted
	September 30, 2012	Share	September 30, 2011	Share

Net income	$726	$0.02	$1,007	$0.05

Amortization of intangibles	732	0.02	333	0.02
Depreciation	1,167	0.04	1,027	0.05
Accretion of note discount	258	0.01	231	0.01
Stock-based compensation	526	0.02	641	0.03
Inventory fair value of purchase accounting	1,094	0.03	—	—
Income tax provision	617	0.02	530	0.02
Cash paid for income taxes	(204)	(0.01)	(4)	(0.00)

Net income before non-cash items	$4,916	$0.16	$3,765	$0.17

Restructuring charge	86	0.00	219	0.01
Merger and integration	76	0.00	—	—
Transaction costs	415	0.01	—	—
State cash taxes on adjustments	(29)	(0.00)	(11)	(0.00)
AMT cash taxes on adjustments	(11)	(0.00)	(4)	(0.00)

Adjusted net income before non-cash items	$5,453	$0.17	$3,969	$0.18

BLACK DIAMOND, INC
RECONCILIATION FROM NET INCOME TO NET INCOME BEFORE NON-CASH ITEMS, ADJUSTED
NET INCOME BEFORE NON-CASH ITEMS AND RELATED EARNINGS PER SHARE
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	NINE MONTHS ENDED
		Per Diluted		Per Diluted
	September 30, 2012	Share	September 30, 2011	Share

Net income	$1,408	$0.05	$1,364	$0.06

Amortization of intangibles	1,397	0.05	998	0.05
Depreciation	2,695	0.09	2,358	0.11
Accretion of note discount	758	0.03	755	0.03
Stock-based compensation	1,314	0.04	2,503	0.11
Inventory fair value of purchase accounting	1,094	0.04	—	—
Income tax provision	1,456	0.05	681	0.03
Cash (paid) received for income taxes	(843)	(0.03)	46	0.00

Net income before non-cash items	$9,279	$0.31	$8,705	$0.40

Restructuring charge	86	0.00	993	0.05
Merger and integration	76	0.00	—	—
Transaction costs	1,665	0.06	—	—
State cash taxes on adjustments	(91)	(0.00)	(50)	(0.00)
AMT cash taxes on adjustments	(35)	(0.00)	(19)	(0.00)

Adjusted net income before non-cash items	$10,980	$0.37	$9,629	$0.44

BLACK DIAMOND, INC.
RECONCILIATION FROM NET INCOME TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,
AND AMORTIZATION (EBITDA), AND ADJUSTED EBITDA
(IN THOUSANDS)

	THREE MONTHS ENDED
	September 30, 2012	September 30, 2011

Net income	$726	$1,007

Income tax provision	617	530
Other, net	(521)	702
Interest income	(9)	(5)
Interest expense	722	720

Operating income	1,535	2,954

Depreciation	1,167	1,027
Amortization of intangibles	732	333

EBITDA	$3,434	$4,314

Restructuring charge	86	219
Merger and integration	76	—
Transaction costs	415	—
Inventory fair value of purchase accounting	1,094	—
Stock-based compensation	526	641

Adjusted EBITDA	$5,631	$5,174

BLACK DIAMOND, INC.
RECONCILIATION FROM NET INCOME TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,
AND AMORTIZATION (EBITDA), AND ADJUSTED EBITDA
(IN THOUSANDS)

	NINE MONTHS ENDED
	September 30, 2012	September 30, 2011

Net income	$1,408	$1,364

Income tax provision	1,456	681
Other, net	(616)	(145)
Interest income	(43)	(31)
Interest expense	2,068	2,157

Operating income	4,273	4,026

Depreciation	2,695	2,358
Amortization of intangibles	1,397	998

EBITDA	$8,365	$7,382

Restructuring charge	86	993
Merger and integration	76	—
Transaction costs	1,665	—
Inventory fair value of purchase accounting	1,094	—
Stock-based compensation	1,314	2,503

Adjusted EBITDA	$12,600	$10,878

Company Contact:

Warren B. Kanders

Executive Chairman

Tel 1-203-428-2000

warren.kanders@bdel.com

or

Peter Metcalf

Chief Executive Officer

Tel 1-801-278-5552

peter.metcalf@bdel.com

Investor Relations:

Liolios Group, Inc.

Scott Liolios or Cody Slach

Tel 1-949-574-3860

BDE@liolios.com

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